                                                                    Exhibit 25.2
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)_________


                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                       (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)


                          REPUBLIC NEW YORK CORPORATION
               (Exact name of obligor as specified in its charter)


MARYLAND                                                     13-2764867
(State or other jurisdiction of                             (I.R.S. employer
Incorporation or organization)                               Identification no.)


                                452 FIFTH AVENUE
                               NEW YORK, NY 10018
                                 (212) 525-6100
                    (Address of principal executive offices)


                     JUNIOR SUBORDINATED DEBT SECURITIES OF
                          REPUBLIC NEW YORK CORPORATION
                       (Title of the indenture securities)

ITEM   1.         GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                                 ADDRESS
                  ----                                                 -------
                  Federal Reserve Bank (2nd District)                  New York, NY
                  Federal Deposit Insurance Corporation                Washington, D.C.
                  New York State Banking Department                    Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.
                          Yes.

ITEM   2.         AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM 3. -15.      NOT APPLICABLE

ITEM  16.         LIST OF EXHIBITS.

                  EXHIBIT 1 -       Restated Organization Certificate of
                                    Bankers Trust Company dated August 7, 1990,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    June 21, 1995 - Incorporated herein by
                                    reference to Exhibit 1 filed with Form T-1
                                    Statement, Registration No. 33-65171,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    March 20, 1996, incorporate by referenced to
                                    Exhibit 1 filed with Form T-1 Statement,
                                    Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 17,
                                    1997, copy attached.

                  EXHIBIT 2 -       Certificate of Authority to commence
                                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement,
                                    Registration No. 33-21047.


                  EXHIBIT 3 -       Authorization of the Trustee to exercise
                                    corporate trust powers-Incorporated herein by reference to Exhibit 2 filed with Form
                                    T-1 Statement, Registration No. 33-21047.

                  EXHIBIT 4 -       Existing By-Laws of Bankers Trust
                                    Company, as amended on February 18, 1997,
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 333-24509-01.

                  EXHIBIT 5 -       Not applicable.

                  EXHIBIT 6 -       Consent of Bankers Trust Company
                                    required by Section 321(b) of the Act.
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 22-18864.

                  EXHIBIT 7 -       The latest report of condition of Bankers
                                    Trust Company dated as of June 30, 1997.
                                    Copy attached.

                  EXHIBIT 8 -       Not Applicable.

                  EXHIBIT 9 -       Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 1997.


                                            BANKERS TRUST COMPANY



                                            By:  /s/ Sandra J. Shaffer
                                                 -------------------------------
                                                     Sandra J. Shaffer
                                                 Assistant Vice President

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 1997.


                                            BANKERS TRUST COMPANY



                                            By:
                                                 -------------------------------
                                                     Sandra J. Shaffer
                                                 Assistant Vice President

Legal Title of Bank:       Bankers Trust Company         Call Date:  6/30/97      ST-BK:  36-4840      FFIEC 031
Address:                   130 Liberty Street            Vendor ID:  D             CERT:  00623        Page  RC-1
City, State    ZIP:        New York, NY  10006                                                         11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                    C400
                                                              Dollar Amounts in Thousands          RCFD        Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                             / / / / / / / / / / / / /
  1.Cash and balances due from depository institutions
   (from Schedule RC-A):                                                                           / / / / / / / / / / / / /
     a.   Noninterest-bearing balances and currency
          and coin(1) ...................................                                          0081        1,724,000        1.a.
     b.   Interest-bearing balances(2) ..................                                          0071        2,648,000        1.b.

  2.Securities:                                                                                    / / / / / / / / / / / / /
     a.   Held-to-maturity securities (from
          Schedule RC-B, column A) ......................                                          1754                0        2.a.
     b.   Available-for-sale securities (from
          Schedule RC-B, column D).......................                                          1773        3,990,000        2.b.

  3.Federal funds sold and securities purchased
    under agreements to resell in domestic offices                                                 1350       26,430,000          3.
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:                                                                     / / / / / / / / / / / / /
     a.   Federal funds sold ............................
     b.   Securities purchased under agreements
          to resell .....................................

  4.Loans and lease financing receivables:                                                         / / / / / / / / / / / / /
     a.   Loans and leases, net of unearned income
         (from Schedule RC-C)............................     RCFD 2122        17,815,000          / / / / / / / / / / / / /    4.a.
     b.   LESS:   Allowance for loan and lease losses ...     RCFD 3123           723,000          / / / / / / / / / / / / /    4.b.
     c.   LESS:   Allocated transfer risk reserve .......     RCFD 3128                 0          / / / / / / / / / / / / /    4.c.
     d.   Loans and leases, net of unearned income,                                                / / / / / / / / / / / / /
          allowance, and reserve (item 4.a minus
          4.b and 4.c) ..................................                                          2125       17,092,000        4.d.

  5.Assets held in trading accounts .....................                                          3545       40,350,000          5.

  6.Premises and fixed assets (including
    capitalized leases) .................................                                          2145          937,000          6.

  7.Other real estate owned (from Schedule RC-M) ........                                          2150          195,000          7.

  8.Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-M) .......                                          2130           96,000          8.

  9.Customers' liability to this bank on
    acceptances outstanding .............................                                          2155          691,000          9.

 10.Intangible assets (from Schedule RC-M) ..............                                          2143           85,000         10.

 11.Other assets (from Schedule RC-F) ...................                                          2160        4,633,000         11.

 12.Total assets (sum of items 1 through 11) ............                                          2170       98,871,000         12.


(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company          Call Date: 6/30/97        ST-BK:  36-4840      FFIEC  031
Address:                   130 Liberty Street             Vendor ID: D              CERT:   00623        Page   RC-2
City, State Zip:           New York, NY  10006                                                            12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                                      Dollar Amounts in Thousands                 / / / / /             Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                       / / / / / / / / /
13. Deposits:                                                                                     / / / / / / / / /
    a.   In domestic offices (sum of totals
         of columns A and C from Schedule
         RC-E, part I)                                                                            RCON 2200    18,026,000   13.a.
        (1)   Noninterest-bearing(1) ...............  RCON 6631         3,184,000                 / / / / / / / / /         13.a.(1)
        (2)   Interest-bearing .....................  RCON 6636        14,842,000                 / / / / / / / / /         13.a.(2)
    b.   In foreign offices, Edge and
         Agreement subsidiaries, and IBFs
        (from Schedule RC-E part II)                                                              RCFN 2200    22,173,000   13.b.
        (1)   Noninterest-bearing ..................  RCFN 6631         1,454,000                 / / / / / / / / /         13.b.(1)
        (2)   Interest-bearing .....................  RCFN 6636        20,719,000                 / / / / / / / / /         13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in                                                             / /  2800    14,623,000   14.
    domestic offices of the bank and of its Edge
    and Agreement subsidiaries, and in IBFs:                                                      / / / / / / / / /
    a.   Federal funds purchased ...................                                              RCFD 0278                 14.a.
    b.   Securities sold under agreements to
         repurchase ................................                                              RCFD 0279                 14.b.
15. a.   Demand notes issued to the U.S. Treasury ..                                              RCON 2840             0   15.a.
    b.   Trading liabilities .......................                                              RCFD 3548    19,819,000   15.b.
16. Other borrowed money:                                                                         / / / / / / / / /
    a.   With original maturity of one year or
         less ......................................                                              RCFD 2332     6,877,000   16.a.
    b.   With original maturity of more than
         one year ..................................                                              A547            217,000   16.b.
    c.   With a remaining maturity of more
         than three years ..........................                                              A548          4,848,000   16.c.
17. Mortgage indebtedness and obligations
    under capitalized leases .......................
18. Bank's liability on acceptances
    executed and outstanding .......................                                              RCFD 2920       691,000   18.
19. Subordinated notes and debentures ..............                                              RCFD 3200     1,251,000  |19.
20. Other liabilities (from Schedule RC-G) .........                                              RCFD 2930     4,872,000   20.
21. Total liabilities (sum of items
    13 through 20) . ...............................                                              RCFD 2948    93,397,000   21.
                                                                                                  / / / / / / / / /
22. Limited-life preferred stock and
    related surplus ................................                                              RCFD 3282             0   22.
EQUITY CAPITAL                                                                                    / / / / / / / / /
23. Perpetual preferred stock and
    related surplus ................................                                              RCFD 3838     1,000,000   23.
24. Common stock ...................................                                              RCFD 3230     1,001,000   24.
25. Surplus (exclude all surplus
    related to preferred stock) ....................                                              RCFD 3839       540,000   25.
26. a.   Undivided profits and
         capital reserves ..........................                                              RCFD 3632     3,314,000   26.a.
    b.   Net unrealized holding gains
        (losses) on available-for-sale
         securities ................................                                              RCFD 8434        (3,000)  26.b.
27. Cumulative foreign currency
    translation adjustments ........................                                              RCFD 3284      (378,000)  27.
28. Total equity capital
   (sum of items 23 through 27) ....................                                              RCFD 3210     5,474,000   28.
29. Total liabilities, limited-life
    preferred stock, and equity capital
   (sum of items 21, 22,                                                                          / / / / / / / / /
    and 28) ........................................                                              RCFD 3300    98,871,000   29.

Memorandum

To be reported only with the March Report of Condition.


1.  Indicate in the box at the right the number of the statement below
    that best describes the most comprehensive level of auditing work                              Number
    performed for the bank by independent external                                                 ------
    auditors as of any date during 1996 ........................................   RCFD     6724     N/A     M.1

1  =  Independent audit of the bank conducted in accordance       4   =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank          authority)
2  =  Independent audit of the bank's parent holding company      5   =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing           auditors
      standards by a certified public accounting firm which       6   =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                             7   =  Other audit procedures (excluding tax preparation work)
3  =  Directors' examination of the bank conducted in             8   =  No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required
      by state chartering authority)

(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)      Includes limited-life preferred stock and related surplus.

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT


         I, MANUEL KURSKY, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated September 17, 1997, providing for an increase in authorized capital stock from $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 26TH day of SEPTEMBER in the Year of our Lord one thousand nine hundred and NINETY-SEVEN.



                                                          Manuel Kursky
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law



         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion, Two Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,201,666,670), divided into One Hundred Twenty Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (120,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 17th day of September, 1997.


                                                      /s/ James T. Byrne, Jr.
                                                   -----------------------------
                                                          James T. Byrne, Jr.
                                                          Managing Director


                                                      /s/ Lea Lahtinen
                                                   -----------------------------
                                                          Lea Lahtinen
                                                          Assistant Secretary

State of New York                )
                                 )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                      /s/ Lea Lahtinen
                                                   -----------------------------
                                                          Lea Lahtinen

Sworn to before me this 17th day
of September, 1997.


      /s/Josephine A. Monti
------------------------------------
         Notary Public

         JOSEPHINE A. MONTI
   Notary Public State of New York
           No. 52-4519901
    Qualified in New York County
 Commission Expires October 19, 1997